Calculation of Filing Fee Tables
S-1
Figure Technology Solutions, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Series A Blockchain Common Stock, par value $0.0001 per share	457(a)	145,000	$ 32.00	$ 4,640,000.00	0.0001381	$ 640.78
Fees to be Paid	2	Equity	Class A common stock, $0.0001 par value per share	457(a)	457,500	$ 32.00	$ 14,640,000.00	0.0001381	$ 2,021.78
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 19,280,000.00		$ 2,662.56
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,662.56
Offering Note
[1]	(Note 1a) Represents only the additional number of shares being registered pursuant to this registration statement. This does not include the 4,230,000 shares of Series A Blockchain Common Stock, par value $0.0001 per share (the "Blockchain Stock"), or the 4,230,000 shares of Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), that were previously registered on the Registration Statement on Form S-1 (File No. 333-291591) (the "Prior Registration Statement"). (Note 1b) Based on the public offering price. (Note 1c) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"), based on the maximum aggregate offering price. The registrant previously registered 4,230,000 shares of Blockchain Stock and 4,230,000 shares of Class A Common Stock with an aggregate offering price not to exceed $318,180,600.00 on the Prior Registration Statement, which was declared effective by the U.S. Securities and Exchange Commission on February 17, 2026. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $19,280,000.00 is hereby registered.

[2]	See (Note 1a) See (Note 1b) See (Note 1c) Note 2a (4) Represents Class A Common Stock, which consists of either (1) to the extent shares of Blockchain Stock are not sold by the Company pursuant to the prospectus contained in this Registration Statement on Form S-1, shares of Class A Common Stock offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-1, or (2) to the extent not resold by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-1, shares of Class A Common Stock issuable upon conversion of Blockchain Stock. Under Rule 416 of the Securities Act, the number of shares of Class A Common Stock Common Stock whose offer and sale are registered hereby includes an indeterminate number of shares of Class A Common Stock that may be issued in connection with stock splits, stock dividends or similar transactions. Additionally, under Rule 457(i) of the Securities Act, there is no additional filing fee payable with respect to the shares of Class A Common Stock issuable upon conversion of the Blockchain Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A